UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2017 (June 21, 2017)

Carolco Pictures, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1395 Brickell Avenue, Suite 800 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 535-1400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On June 15, 2017, Carolco Pictures, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Agreement”) with Metropolitan Sound + Vision LLC, a South Carolina limited liability company (“Metro”). Pursuant to the Agreement, the Company agreed to sell to Metro all of the shares of common stock of S&G Holdings, Inc., a Tennessee corporation doing business as High Five Entertainment (“S&G”) owned by the Company, which constitute 75% of the issued and outstanding shares of S&G, for a total purchase price of $600,000 (the “Transaction”). The Company had acquired the shares of S&G from Martin Fischer in 2013, and Mr. Fisher subsequently served as the President of S&G, and is a stockholder of the Company.

S&G’s minority shareholders have agreed to the sale and the delivery of their shares to Metro.

Pursuant to the Agreement, at the closing of the Transaction, the Company was to deliver to Metro 100% of the issued and outstanding shares of common stock of S&G owned by the Company, and Metro was required to pay for such stock as follows: An initial payment of $10,000 was required to be made at the closing, and thereafter, at the end of each fiscal quarter, beginning at the end the third fiscal quarter of 2017, Metro shall pay the Company 5% of gross revenues collected during the quarter by Metro via the exploitation of S&G’s assets, up to a lifetime maximum of $590,000.

Metro is also required to provide documentation and accounting of all exploitation of such assets to the Company along with its quarterly payments. Metro is not required to make any payments in any quarter in which no revenues are collected from the exploitation of S&G’s assets.

Pursuant to the Agreement, the Company agreed that the Company would (i) repay or settle the sum of $33,334 which was due from S&G to S&G’s former landlord, Colliers International by July 31, 2017; and (ii) repay or settle the sum of $6,591 which was due from S&G to the State of Tennessee by July 1, 2017. In addition, the Company also forgave $5,000 which remained owed by S&G to the Company pursuant to a promissory note, originally in the amount of $25,000, of which S&G had previously repaid $20,000. The Agreement provided that S&G would retain the obligation for a $75,000 line of credit with SunTrust Bank. In addition, the sum of $39,656, which was due and payable to Martin Fischer by S&G has been fully and irrevocably settled and resolved by the Settlement and Mutual Release described below. In addition, Metro was entitled to deduct from the purchase price all taxes that the Company or S&G owe to any federal or state entity as they relate to the assets of S&G.

In the Agreement, the Company provided Metro with standard representations and warranties related to the organization of the Company and S&G, the capitalization of S&G, S&G’s liabilities and financial statements, the absence of certain changes to the operations of S&G, accounts receivable of S&G, S&G’s title to its assets and properties, legal proceedings, insurance, compliance with laws, employment matters, and taxes and tax returns of S&G.

The Company also agreed to indemnify and defend each of Metro and its affiliates (including S&G) and their respective representatives against, and to hold each of them harmless from and against, and to pay and reimburse each of them for, any and all losses incurred or sustained by, or imposed upon, such persons or entities based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any of the representations or warranties of the Company in the Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to the Agreement; or any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to the Agreement. Metro similarly agreed to indemnify Carolco and its affiliates for breaches of Metro’s representations, warranties or covenants.

The Agreement requires Metro to use its best professional efforts to generate revenue from the exploitation of S&G’s assets, and if the Company has not received a total of at least $265,000 of the $590,000 lifetime maximum purchase price from Metro before July 1, 2022, the Company has the right to repurchase the stock and assets of the S&G from Metro for $10,000.

The Company did not utilize a broker in connection with the Agreement or the Transaction.

Waiver and Release

In addition, in connection with the Agreement and the Transaction, on June 15, 2017, the Company and Metro entered into a Waiver and Release (the “Waiver and Release”), pursuant to which the Company waived and released Metro and Metro’s former and current officers, stockholders, partners, employees, designees, contractors, vendors, creditors and other associates or collaborators, and upon execution by Mr. Fisher of the Settlement and Release (as described below), Metro and Metro’s former and current officers, stockholders, partners, employees, designees, contractors, vendors, creditors and other associates or collaborators, from any claims of any kind by S&G or the Company and their successors and assigns, other than specific contractual claims between the signatory parties to the Agreement, and any claims of any kind by any of S&G’s and the Company’s former and current officers, stockholders, partners, employees, designees, contractors, vendors, creditors and other associates or collaborators or their successors or assigns.

Settlement and Mutual Release

In addition, in connection with the Agreement and the Transaction, on June 15, 2017, the Company and Mr. Fischer entered into a Settlement and Mutual Release (the “Settlement and Release”), pursuant to which each of the parties agreed that all issues between them were settled and the Company waived and released Mr. Fischer, S&G, and S&G’s former and current officers, stockholders, partners, employees, designees, contractors, vendors, creditors and other associates or collaborators, and Metro and Metro’s former and current officers, stockholders, partners, employees, designees, contractors, vendors, creditors and other associates or collaborators, from any claims of any kind by S&G or the Company and their successors and assigns, other than specific contractual claims between the signatory parties to the Agreement, provided, however that if any of Mr. Fischer’s attestations regarding any outstanding debts, liabilities, obligations, liens or other encumbrances beyond those specified in the Agreement are shown to be incomplete, false or incorrect and directly result in Metro seeking in writing to collect any sums of money from the Company and/or its successors and assigns based upon such attestations, the Company and/or its successors and assigns may seek a judgment from Mr. Fischer in the amount Metro seeks to collect from them.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Transaction as described in Item 1.01 closed on June 20, 2017. On that date, the Company sold all of the shares of S&G owned by the Company to Metro, for a purchase price of $10,000 and the right to receive the additional contingent consideration as described in Item 1.01, pursuant to the terms and conditions of the Agreement as described in Item 1.01.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit	Description

10.1*	Purchase and Sale Agreement, dated as of June 15, 2017, by and between the Company and Metropolitan Sound + Vision LLC.

10.2**	Waiver and Release, dated as of June 15, 2017, by and between the Company and Metropolitan Sound + Vision LLC.

10.3***	Settlement and Mutual Release, dated as of June 15, 2017, by and between the Company and Metropolitan Sound + Vision LLC.

*	Filed herewith.
**	Attached as Exhibit A to Exhibit 10.1
***	Attached as Exhibit B to Exhibit 10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolco Pictures, Inc.

Date: June 21, 2017	By:	/s/ David Cohen
David Cohen, Chief Executive Officer